Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
THIRD QUARTER 2016 RESULTS

Strong Results Reflect Continued Successful Execution of
Strategic Plan to Create Shareholder Value

Completed Construction and Commenced Revenue Recognition on Fully-Leased Northern Virginia Build-to-Suit, Development Project

Marketing Additional Non-Core Assets for Sale

BETHESDA, MD. (October 27, 2016) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three and nine months ended September 30, 2016.

Third Quarter 2016 Highlights

•	Reported net income attributable to common shareholders of $1.6 million, or $0.03 per diluted share.

•	Reported Core Funds From Operations of $17.0 million, or $0.28 per diluted share.

•	Increased same property net operating income ("Same Property NOI") by 4.1% on an accrual basis compared with the same period in 2015.

•	Increased occupied percentage to 92.8% from 89.9% at September 30, 2015.

•	Increased leased percentage to 94.1% from 91.0% at September 30, 2015.

•	Redeemed the remaining 0.6 million 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the "7.750% Series A Preferred Shares").

•	Completed the sale of Storey Park, a development site located in Washington, D.C, for a contractual sales price of $54.5 million, which generated net proceeds of $52.7 million.

•
Retained sales brokers to market Plaza 500 and One Fair Oaks, located in Northern Virginia, as well as Aviation Business Park and Rivers Park I and II, located in Maryland and owned through unconsolidated joint ventures, as part of plan to dispose of at least $350 million of assets.

Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust stated, “We are pleased to announce our fourth consecutive quarter of strong operational and financial results, as we continue to execute on our strategic plan to de-risk our portfolio, de-lever our balance sheet, and create value for our shareholders. In the third quarter, we delivered strong same property growth, increased our leased and occupied percentages year-over-year, and continued to make progress on dispositions. We have made significant strides towards achieving our

Earnings Release - Continued

stated goals and believe that we are well positioned to continue delivering value for First Potomac shareholders."

Third Quarter Results

For the three months ended September 30, 2016 and 2015, net income attributable to common shareholders was $1.6 million, or $0.03 per diluted share, and $0.9 million, or $0.01 per diluted share, respectively. For the nine months ended September 30, 2016 and 2015, net loss attributable to common shareholders was $8.0 million, or $0.14 per diluted share, and $4.1 million, or $0.07 per diluted share, respectively. The increase in net income for the three months ended September 30, 2016 compared with the same period in 2015 was primarily due to an increase in Same Property NOI, which was the result of an increase in occupancy in our comparable portfolio. The increase in net loss for the nine months ended September 30, 2016 compared with the same period in 2015 was primarily due to the write off of $5.5 million of original issuance costs during the nine months ended September 30, 2016 associated with the redemption of 6.4 million shares of our 7.750% Series A Preferred Shares. The original issuance costs are deducted from net income attributable to First Potomac Realty Trust to calculate net income (loss) attributable to common shareholders on our consolidated statements of operations.

Core Funds From Operations ("Core FFO") increased for the three months ended September 30, 2016 to $17.0 million, or $0.28 per diluted share, from $15.3 million, or $0.25 per diluted share, for the same period in 2015. Core FFO increased for the nine months ended September 30, 2016 to $47.9 million, or $0.79 per diluted share, from $44.9 million, $0.74 per diluted share, for the same period in 2015. These increases were primarily due to increases in Same Property NOI, which was a result of higher occupancy in our portfolio, as well as decreases in general and administrative expenses and lower accrued preferred dividends due to the redemption of our 7.750% Series A Preferred Shares. The increases in Core FFO for the three and nine months ended September 30, 2016 compared with the same periods in 2015 were partially offset by decreases in net operating income as a result of property dispositions, and a reduction in interest income due to the repayment of the $29.7 million mezzanine loan on America's Square in the first quarter of 2015 and the repayment of the $34.0 million mezzanine loan on 950 F St., NW in the second quarter of 2016.

Funds From Operations (“FFO”) available to common shareholders and unitholders increased to $16.5 million, or $0.27 per diluted share, for the three months ended September 30, 2016, from $15.3 million, or $0.25 per diluted share, for the same period in 2015. FFO available to common shareholders and unitholders decreased to $42.3 million, or $0.70 per diluted share, for the nine months ended September 30, 2016 from $45.6 million, or $0.75 per diluted share, for the same period in 2015. FFO for the three and nine months ended September 30, 2016 included the write-off of $0.5 million and $5.5 million, respectively, of original issuance costs associated with the redemption of 0.6 million shares and 6.4 million shares, respectively, of our 7.750% Series A Preferred Shares. In addition, FFO for the nine months ended September 30, 2015 included a $2.4 million yield maintenance payment that we received with the prepayment of the $29.7 million mezzanine loan on America's Square in the first quarter of 2015.

Earnings Release - Continued

A reconciliation between net income (loss) attributable to common shareholders and FFO, FFO available to common shareholders and unitholders and Core FFO for the three and nine months ended September 30, 2016 and 2015 is presented below (in thousands, except per share amounts):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$1,607	$859	$(7,989)	$(4,146)
Depreciation and amortization:
Rental property	13,928	16,758	44,075	49,909
Discontinued operations	—	—	—	1,222
Unconsolidated joint ventures	895	1,006	2,671	3,049
Impairment of rental property(1)	—	—	2,772	—
(Gain) loss on sale of rental property	—	(3,384)	1,155	(4,241)
Net income (loss) attributable to noncontrolling interests in the Operating Partnership	71	38	(356)	(186)
Dividends on preferred shares	11	3,100	3,053	9,300
Issuance costs of redeemed preferred shares	517	—	5,515	—
Funds from operations ("FFO")	17,029	18,377	50,896	54,907
Dividends on preferred shares	(11)	(3,100)	(3,053)	(9,300)
Issuance costs of redeemed preferred shares	(517)	—	(5,515)	—
FFO available to common shareholders and unitholders	16,501	15,277	42,328	45,607
Issuance costs of redeemed preferred shares(2)	517	—	5,515	—
Yield maintenance payment(3)	—	—	—	(2,426)
Personnel separation costs	—	—	—	405
Loss on debt extinguishment	—	—	48	489
Deferred abatement and straight-line amortization(4)	—	—	—	854
Core FFO	$17,018	$15,277	$47,891	$44,929

Net income (loss) attributable to common shareholders per share - basic and diluted	$0.03	$0.01	$(0.14)	$(0.07)
Weighted average common shares outstanding:
Basic	57,597	57,961	57,572	58,155
Diluted	57,825	58,045	57,572	58,155

FFO available to common shareholders and unitholders per share – basic and diluted	$0.27	$0.25	$0.70	$0.75
Core FFO per share – diluted	$0.28	$0.25	$0.79	$0.74
Weighted average common shares and units outstanding:
Basic	60,175	60,580	60,160	60,779
Diluted	60,402	60,664	60,373	60,857

(1)	In the second quarter of 2016, we recorded a $2.8 million impairment charge related to the sale of Storey Park, which was subsequently sold in July 2016.

(2)
Represents original issuance costs associated with the 7.750% Series A Preferred Shares that were redeemed during the periods presented. These costs, which are included in FFO, but excluded from Core FFO, are deducted from net income (loss) attributable to First Potomac Realty Trust to calculate at net income (loss) attributable to common shareholders.

(3)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(4)	As a result of the sale of the Richmond Portfolio in March 2015, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

Earnings Release - Continued

The definitions of FFO, FFO available to common shareholders and unitholders and Core FFO, as well as the statements of purpose are included below under “Non-GAAP Financial Measures.”

Operating Performance

At September 30, 2016, our consolidated portfolio consisted of 74 buildings totaling 6.7 million square feet. Our consolidated portfolio was 94.1% leased and 92.8% occupied at September 30, 2016 compared with 94.4% leased and 93.1% occupied at June 30, 2016 and 91.0% leased and 89.9% occupied at September 30, 2015. Year-over-year, we achieved a 310 basis-point increase in our leased percentage and a 290 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during the third quarter of 2016 compared with the same period in 2015 is primarily a result of tenant move-ins at 440 First Street, NW, Greenbrier Business Park and Cloverleaf.

During the third quarter of 2016, we executed 280,000 square feet of leases, which consisted of 74,000 square feet of new leases and 206,000 square feet of renewal leases. The 206,000 square feet of renewal leases in the quarter, which included a 107,000 square foot renewal at Plaza 500 in Northern Virginia, reflected a tenant retention rate of 81%. We experienced positive net absorption of 152,000 square feet in the third quarter of 2016, which includes the 167,000 square foot lease at the Northern Virginia build-to-suit.

For the nine months ended September 30, 2016, we executed 739,000 square feet of leases, including 245,000 square feet of new leases and 494,000 square feet of renewal leases, achieved a tenant retention rate of 81% and had positive net absorption of 166,000 square feet. Our executed new and renewal leases for the nine months ended September 30, 2016 do not include a one-year lease extension with the Bureau of Prisons at 500 First Street, NW, which expires in July 2017, or the 125,000 square feet of combined new and renewal leases at our unconsolidated joint venture properties.

Same Property NOI increased 4.1% on an accrual basis for the three months ended September 30, 2016 compared with the same period in 2015. Specifically, Same Property NOI increased 9.3% in Southern Virginia, 7.9% in Maryland and 1.1% in Washington, D.C. for the three months ended September 30, 2016 compared with the same period in 2015. The increases in Same Property NOI in these regions were primarily due to increases in occupancy, particularly at the following properties: 440 First Street, NW, which is located in Washington D.C., Cloverleaf, which is located in Maryland, and Greenbrier Business Park, which is located in Southern Virginia. Same Property NOI decreased 1.2% in Northern Virginia for the three months ended September 30, 2016 compared with the same period in 2015 primarily due to a decrease in occupancy.

Same Property NOI increased 5.1% on an accrual basis for the nine months ended September 30, 2016 compared with the same period in 2015. More specifically, Same Property NOI increased 9.1% in Maryland, 8.2% in Southern Virginia and 4.0% in Washington, D.C., primarily due to increases in occupancy across the portfolio in these regions. Same Property NOI decreased 0.9% in Northern Virginia for the nine months ended September 30, 2016 compared with the same period in 2015 primarily due to an increase in bad debt reserves at several non-core properties in the second quarter of 2016.

Earnings Release - Continued

A reconciliation of net income (loss) from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “reposition” and “non-core” as they relate to our portfolio, can be found in our Third Quarter 2016 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

On July 25, 2016, we sold Storey Park, a development site located in the NoMa submarket of Washington, D.C., for net proceeds of $52.7 million. We used the proceeds from the sale to prepay, without penalty, debt encumbering the Storey Park land, to make a distribution to our 3% joint venture partner for its allocable share of the joint venture’s net assets and to pay down a portion of the outstanding balance of our unsecured revolving credit facility.

Aggregate gross proceeds from dispositions identified as part of our Strategic Plan now total $205.9 million toward our stated goal of $350 million. This amount reflects the sales of Storey Park, the combined sale of Enterprise Center, Gateway Centre Manassas, Linden Business Center, Herndon Corporate Center, Prosperity Business Center, Reston Business Campus, Windsor at Battlefield and Van Buren Office Park (collectively, the “NOVA Non-Core Portfolio”), which was sold in the first quarter of 2016, as well as Cedar Hill I and III and Newington Business Park Center, which were both sold in the fourth quarter of 2015.

Consistent with our previously announced plan to sell at least $350 million of assets, we have engaged sales brokers to sell Plaza 500 and One Fair Oaks, which are located in Northern Virginia, as well as Aviation Business Park and Rivers Park I and II, which are located in Maryland and are owned through unconsolidated joint ventures. We anticipate completing the sales in late 2016 or early 2017. However, we can provide no assurances regarding the timing or pricing of such sales, or that such sales will ultimately occur.

Northern Virginia Build-to-Suit

During the third quarter of 2016, we substantially completed construction of the tenant improvements at the build-to-suit office building in Northern Virginia (the "NOVA build-to-suit"). We commenced revenue recognition of the fully leased building in August 2016, at which time the building was placed into service.

7.750% Series A Preferred Shares Redemption

As previously disclosed, on January 19, 2016 and April 27, 2016, we used proceeds from dispositions to redeem 2.2 million shares and 3.6 million shares, respectively, of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the date of redemption.

On July 6, 2016, we used a portion of the proceeds from the repayment of the 950 F Street, NW mezzanine loan in June 2016 to redeem the remaining 0.6 million outstanding shares of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus

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accrued dividends up to the date of redemption. Subsequent to the redemption, the 7.750% Series A Preferred Shares (NYSE: FPO-PA) were delisted from trading on the New York Stock Exchange.

Financing Activity

On July 25, 2016, we used a portion of the proceeds from the sale of Storey Park to prepay, without penalty, the $22.0 million loan encumbering the Storey Park land. The loan had a variable interest rate of LIBOR + 2.50% and was scheduled to mature in October 2016.

On October 6, 2016, we prepaid, without penalty, the $12.2 million loan encumbering Hillside I and II. The loan had a fixed interest rate of 5.75% and was scheduled to mature in December 2016. The prepayment was funded with a draw on the unsecured revolving credit facility.

Balance Sheet

We had $745.5 million of gross debt outstanding at September 30, 2016, of which $245.7 million was fixed-rate debt, $240.0 million was hedged variable-rate debt and $259.8 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.5% at September 30, 2016.

Dividends

On October 24, 2016, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on November 15, 2016 to common shareholders of record as of November 8, 2016.

2016 Core FFO Guidance

We are raising our full-year 2016 Core FFO guidance from our previous range of $1.00 to$1.05 to a current range of $1.03 to $1.06 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio Net Operating Income	$100,000	-	$103,000
Interest and Other Income(1)		$2,300
FFO from Unconsolidated Joint Ventures	$5,750	-	$6,250
Interest Expense	$26,500	-	$27,500
General and Administrative Expense	$17,000	-	$18,000
Preferred Dividends(2)		$3,050
Weighted Average Shares and OP Units	60,200	-	60,500
Year-End Occupancy	92.0%	-	93.0%
Same Property NOI Growth - Accrual Basis	+2.0%	-	+3.5%

(1)	The $34.0 million 950 F Street, NW mezzanine loan was prepaid in the second quarter of 2016.

(2)	As of July 6, 2016 there were no remaining preferred shares outstanding.

Our guidance is also based on a number of other assumptions, many of which are outside

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our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2016	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.21)	$(0.20)
Real estate depreciation(1)	1.06	1.08
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	0.18	0.18
Core FFO per diluted share	$1.03	$1.06

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment, original issuance costs on redeemed preferred shares and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on October 28, 2016 at 9:00 AM ET to discuss third quarter 2016 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 PM ET on October 28, 2016, until midnight ET on November 4, 2016. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers, and entering pin number 13646097.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on October 28, 2016 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) are publicly traded on the New York Stock Exchange. As of September 30, 2016, our consolidated portfolio totaled 6.7 million square feet. Based on annualized cash basis rent, our portfolio consists of 65% office properties and 35% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders and unitholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented. We compute FFO in accordance

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with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

We consider FFO and FFO available to common shareholders and unitholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. However, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable, issuance costs of redeemed preferred shares and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net (loss) income attributable to common shareholders (computed in accordance with GAAP) as an indicator of our financial performance. Our FFO and Core FFO calculations are reconciled to net (loss) income attributed to common shareholders in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income (loss) calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net income is presented below. The Same Property NOI results exclude the collection of termination fees,

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as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2016 Core FFO guidance and related assumptions, the execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities, and the timing of future tenant occupancies, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Rental	$32,416	$34,828	$97,813	$104,051
Tenant reimbursements and other	7,756	8,026	23,548	25,690
Total revenues	40,172	42,854	121,361	129,741
Operating expenses:
Property operating	9,500	10,901	29,580	34,676
Real estate taxes and insurance	4,755	4,815	14,891	14,668
General and administrative	4,112	4,605	12,995	15,110
Depreciation and amortization	13,928	16,758	44,075	49,909
Impairment of rental property	—	—	2,772	—
Total operating expenses	32,295	37,079	104,313	114,363
Operating income	7,877	5,775	17,048	15,378
Other expenses (income):
Interest expense	6,414	6,589	19,798	20,222
Interest and other income	(115)	(995)	(2,219)	(5,797)
Equity in earnings of affiliates	(664)	(432)	(1,883)	(1,235)
(Gain) Loss on sale of rental property	—	(3,384)	1,155	(3,384)
Loss on debt extinguishment	—	—	48	—
Total other expenses (income)	5,635	1,778	16,899	9,806
Income from continuing operations	2,242	3,997	149	5,572
Discontinued operations:
Loss from operations	—	—	—	(975)
Loss on debt extinguishment	—	—	—	(489)
Gain on sale of rental property	—	—	—	857
Loss from discontinued operations	—	—	—	(607)
Net income	2,242	3,997	149	4,965
Less: Net (income) loss attributable to noncontrolling interests	(107)	(38)	430	189
Net income attributable to First Potomac Realty Trust	2,135	3,959	579	5,154
Less: Dividends on preferred shares	(11)	(3,100)	(3,053)	(9,300)
Less: Issuance costs of redeemed preferred shares	(517)	—	(5,515)	—
Net income (loss) attributable to common shareholders	$1,607	$859	$(7,989)	$(4,146)

Basic and diluted earnings per common share:
Income (loss) from continuing operations available to common shareholders	$0.03	$0.01	$(0.14)	$(0.06)
Loss from discontinued operations available to common shareholders	—	—	—	(0.01)
Net income (loss) available to common shareholders	$0.03	$0.01	$(0.14)	$(0.07)
Weighted average common shares outstanding:
Basic	57,597	57,961	57,572	58,155
Diluted	57,825	58,045	57,572	58,155

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Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets:
Rental property, net	$1,079,970	$1,130,266
Assets held-for-sale	—	90,674
Cash and cash equivalents	14,767	13,527
Escrows and reserves	931	2,514
Accounts and other receivables, net of allowance for doubtful accounts of $1,201 and $876, respectively	6,750	9,868
Accrued straight-line rents, net of allowance for doubtful accounts of $449 and $105, respectively	40,975	36,888
Notes receivable	—	34,000
Investment in affiliates	49,109	48,223
Deferred costs, net	44,702	36,537
Prepaid expenses and other assets	6,755	6,950
Intangibles assets, net	26,711	32,959
Total assets	$1,270,670	$1,442,406
Liabilities:
Mortgage loans, net	$309,116	$307,769
Unsecured term loan, net	299,374	299,404
Unsecured revolving credit facility, net	130,353	116,865
Liabilities held-for-sale	—	1,513
Accounts payable and other liabilities	44,373	47,972
Accrued interest	1,512	1,603
Rents received in advance	7,907	6,003
Tenant security deposits	5,183	4,982
Deferred market rent, net	1,874	2,154
Total liabilities	799,692	788,265
Noncontrolling interests in the Operating Partnership	26,155	28,813
Equity:
Preferred Shares, $0.001 par value per share, 50,000 shares authorized:
7.750% Series A Preferred Shares, $25 per share liquidation preference, 0 and 6,400 shares issued and outstanding, respectively	—	160,000
Common shares, $0.001par value per share, 150,000 shares authorized; 58,315 and 57,718 shares issued and outstanding, respectively	58	58
Additional paid-in capital	915,413	907,220
Noncontrolling interests in consolidated partnerships	—	800
Accumulated other comprehensive loss	(1,928)	(2,360)
Dividends in excess of accumulated earnings	(468,720)	(440,390)
Total equity	444,823	625,328
Total liabilities, noncontrolling interests and equity	$1,270,670	$1,442,406

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Reconciliation of net income to same property net operating income(1):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Number of buildings	73	73	73	73

Net income	$2,242	$3,997	$149	$4,965
Loss from discontinued operations	—	—	—	607
Total other expenses (income)	5,635	1,778	16,899	9,806
Impairment of rental property	—	—	2,772	—
Depreciation and amortization	13,928	16,758	44,075	49,909
General and administrative expenses	4,112	4,605	12,995	15,110
Non-comparable net operating income(2)	(984)	(3,192)	(2,558)	(9,701)
Same property net operating income	$24,933	$23,946	$74,332	$70,696

Same property revenues
Rental	$31,922	$30,750	$94,626	$90,863
Tenant reimbursements and other(3)	7,128	6,815	21,837	21,542
Total same property revenues	39,050	37,565	116,463	112,405
Same property operating expenses
Property(4)	9,437	9,195	28,044	28,612
Real estate taxes and insurance	4,680	4,424	14,087	13,097
Total same property operating expenses	14,117	13,619	42,131	41,709
Same property net operating income	$24,933	$23,946	$74,332	$70,696

Same property net operating income growth	4.1%		5.1%

	Weighted Average Occupancy for the Three Months Ended September 30,		Weighted Average Occupancy for the Nine Months Ended September 30,
	2016	2015	2016	2015
Same Properties	92.8%	91.5%	92.4%	90.1%

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended September 30, 2016	Percentage of Base Rent	Nine Months Ended September 30, 2016	Percentage of Base Rent
Washington, D.C.	1.1%	29%	4.0%	29%
Maryland	7.9%	29%	9.1%	29%
Northern Virginia	(1.2)%	23%	(0.9)%	23%
Southern Virginia	9.3%	19%	8.2%	19%

By Type
Business Park / Industrial	3.8%	32%	3.2%	32%
Office	4.3%	68%	6.4%	68%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three and nine months ended September 30, 2016 and 2015 exclude the operating results of all disposed properties and the results of the following non-same property that was owned as of September 30, 2016: the NOVA build-to-suit.

(2)
Includes property results for the NOVA build-to-suit, and all properties that were disposed of prior to September 30, 2016 and whose operations remained classified within continuing operations for the periods presented. Also includes an administrative overhead allocation, which was replaced by a normalized management fee for comparative purposes, and termination fee income.

(3)	Excludes termination fee income for comparative purposes.

(4)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.